An offering statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to the securities described herein (the “Securities”) has been filed with the U.S. Securities and Exchange Commission. Information contained in this preliminary offering circular (the “Preliminary Offering Circular”) is subject to completion or amendment. The Securities may not be sold nor may offers to buy be accepted before the Offering Statement is qualified. This Preliminary Offering Circular will not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of the Securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The issuer of the Securities may elect to satisfy its obligation to deliver a final offering circular (“Final Offering Circular”) by sending you a notice within two business days after the completion of its sale to you that contains the uniform resource locator where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular (Subject to Completion)	March 31, 2021

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

ITEM 1.

COVER PAGE OF PRELIMINARY OFFERING CIRCULAR

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

As soon as practicable after the date as of which the Offering Statement has been qualified by the Commission

TechCru Inc.

2300 West Sahara Avenue, Suite 800

Las Vegas, NV 89102

+1.702-910-0597

TechCru.com (the contents of which do not constitute part of this Offering Circular))

Up to 10,000,000 Shares of Common Stock

Aggregate Offering Amount: $5,000,000

TechCru Inc. a Nevada corporation (“we,” “us,” “our,” or the “Company”), is conducting a Regulation A Tier 2 offering (this “Offering”) of 10,000,000 shares of Common Stock at $0.50 per share (the “Shares”). The aggregate amount of gross proceeds we are seeking to raise is $5,000,000. There is no minimum number of shares that must be sold in order to close this offering and thus no escrow account is being utilized. Accordingly, all funds raised in this Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment. See “Plan of Distribution” beginning on page 18 and “Securities Being Offered” beginning on page 30. We are a startup and the purchase price per share bears no relationship to our book value or any other measure of our current value or worth.

The offering will begin as soon as practicable after this offering statement has been qualified by the Securities and Exchange Commission (the “SEC”). This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after this offering has been qualified by the SEC, (3) the date on which the offering is extended by a resolution of the Board or (4) the date on which this offering is earlier terminated by us in our sole discretion.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings and there is no minimum offering amount. We plan to hold a series of closings at which we and investors will execute subscription documents, we will receive the funds from investors and issue the shares to investors. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

	Price to Public	Underwriting Discount and Commissions	Offering Expense	Proceeds to Issuer	Proceeds to Other Persons

Per Share	$0.5	$0.05	$0.005	$0.445	$0.00
Total Maximum	$5,000,000	$500,000	$50,000	$4,450,000	$0.00

(1)	The above table assumes that we will raise all the $5,000,000 without the assistance of a broker-dealer FINRA member firm.

(2)	We reserve the right to use commissioned sales agents or underwriters in addition to our self-underwriting plan of distribution.

(2)	The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling, and other costs incurred in this offering. See Use of Proceeds table on page 21 for detailed projected uses of proceeds, including legal and accounting costs for the Offering.

The Offering is being conducted by our officers, directors, and employees in reliance on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our executive officers, directors and employees will not receive any commission or any other remuneration for any sales of Shares. We may also offer the shares herein through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, (i) no selling agreements had been entered into by us with any broker-dealer firms. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-qualification amendment to the offering circular to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA would have to approve the terms of the underwriting compensation before the broker-dealer may participate in the offering. To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We are also subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

We estimate the commission to broker-dealers will be about 10% of the gross offering. If we sell all the shares in this Offering through broker-dealers, we estimate that the aggregate gross proceeds to us will be $4,450,000 which we arrived at by subtracting $500,000 in projected broker-dealer commissions, and $50,000 in projected offering expenses from $5,000,000in gross offering amount.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Registration Statement and future filings after this Offering.

The Company is an early-stage company. As of the date of this Offering Circular, no public market exists for the Shares, and no such public market may ever develop. If it does, it may not be sustained. As of the date of this Offering Circular, our Common Stock is not traded on any exchange or on the over-the-counter market, and we can provide no assurance that it will ever be quoted on a stock exchange or a quotation service. We anticipate that proceeds from this Offering will be employed as outlined in “Use of Proceeds” and “Description of Business.” For more information on the see “Securities Being Offered.”

These are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 11.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

Offering Circular Dated September 30, 2022

Implications of being an Emerging Growth Company

As an issuer with less than $1 billion in total gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). This will be significant if and when we become subject to the ongoing reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

We intend to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act or until such earlier time, if any, as we no longer meet the definition of an emerging growth company. We would no longer be an emerging growth company if our revenues exceeded $1.07 billion; if we issued more than $1.0 billion in nonconvertible debt in a three-year period; or if the market value of our Common Stock held by the public exceeded $700 million as of our fiscal year-end.

We do not intend to register a class of securities under Section 12 of the Exchange Act.

 THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART, AND ITS USE FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN THE SECURITIES IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

ADVICE OF FORWARD-LOOKING STATEMENTS

Certain statements in this Offering Circular constitute forward-looking statements. When used in this Offering Circular, the words “may,” “will,” “should,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “expect,” “continue,” and similar expressions or the negatives thereof are generally intended to identify forward-looking statements. Such forward-looking statements, including the intended actions and performance objectives of the Company, involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of the Company and its development of the TechCru Platform (as defined in “Summary of Offering”) to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those that we anticipate and that are expressed or implied by the use of such forward-looking statements and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular speak only as of this Offering Circular’s date, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

ITEM 2

ITEM 3.

SUMMARY OF OFFERING

This Summary of Offering highlights information contained elsewhere in this Offering Circular and does not contain all of the information you should consider before investing in the Shares. Before making an investment decision, you should read the entire Offering Circular carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements, and the notes to the financial statements. An investment in the Shares presents substantial risks and you could lose all or substantially all of your investment.

Our Company, Industry and Overview

TechCru Inc. (“TechCru,” the “Company,” “we” “us” or “our”) was incorporated in the State of Nevada on July 8, 2022. We are a technology development company. We focus on next generation technologies in software and hardware systems. The primary focus of TechCru is on Gaming, Web 3.0, Virtual Reality, Blockchain, Web Search, Data Management, and traditional IT Services. Our initial focus will be in the areas of Fantasy Gaming, to include both search and advertising commercialization. We will develop for and sell into the following marketplaces: gaming, mobile applications, IT services, social media, SEO and the digital sales of products and services.

Our Market Focus

Our initial focus is on Fantasy Sports and Augmented Reality Player space. Fantasy sports deals with selecting and forming virtual teams in which each virtual player represents a real player from a team of professional league. Based on the actual performance of a real player from the actual game, a score for each virtual team is decided. The game is to draft, trade and remove virtual players in line with the results of the real-world sports and sports leagues. The top Fantasy League Organizers in the market help to organize (draft, trade and remove) your team members through their gaming portals. We are also looking to buildout a content and development studio for the creation of Next Generation technology development.

The Market Potential and Impact of Patents

Fantasy sports games have grown in popularity exponentially over the past twenty years. Users from around the world compete in fantasy sports leagues, tournaments, and matchups against family, friends, and even complete strangers. Fantasy sports games can be found for every sport out there, from football, basketball, baseball, and hockey to more obscure sports such as tennis, golf, and eSports. Currently there are more than 50 million fantasy sports players in North America and the number is increasing each year as next generation technologies and sports platforms enhance the user experience. The Global fantasy sports market is expected to reach US $38.6 billion in 2025[1]. Games involving an augmented reality component places digital images upon a real-world map of the user’s surrounding environment using an imaging device and/or application from the user’s gaming device. The augmented image changes as the user changes location and, thereby, changes the real-world map. The change in the augmented reality component of the game inspires users to actively move about during the gaming experience. Fantasy sports gaming can benefit from implementing an augmented reality component to enhance the user experience. Combining augmented reality with fantasy sports games can help in the gamification, commercialization, and excitement of participating in fantasy sports. Fantasy sports gamers can choose from season long leagues, where each user assembles a roster of players and sets a lineup week-to-week, dynasty leagues, where each user assembles a roster and can hold onto players from one season to the next, and daily leagues, where each user assembles a new roster every week. Many different platforms for fantasy sports exist, with sources including ESPN, CBS, Yahoo, DraftKings and Fan Duel. The variety of platforms and fantasy sports leagues continues to grow as fantasy sports continue to rise in popularity. Historically, fantasy sports gaming involved selecting players from a list provided by the host website. A user entered his or her league page, viewed his or her fantasy teams, and chose available players to add to his or her team using well-known methods for electronic devices, such as point-and-click using a mouse or touchscreen. While this method is effective, it lacks a certain level of excitement in acquiring a player that the user really wants for his or her team.

[1] See PlayStation Universe “The Growing Popularity of Fantasy Sports”, Jonny Vito 12/20/21

Virtual Reality and Augmented Reality Sports Marketing

Virtual Reality (VR) and Augmented Reality (AR) empower sports marketers to bridge the gap between experience and action. This emerging trend is breaking ground as companies worldwide are testing new creative marketing solutions to drive sales and enhance value. As the sports industry dives into this largely unpenetrated market of VR and AR opportunities, teams have the chance to be leaders within their industry to boost revenue, alter how sporting events are consumed and elevate the fan experience. Augmented Reality uses a combination of technology and software to produce via visual, auditory, or other sensory elements an enhanced experience in the physical world. The use of AR in the mobile computing market is a rapidly growing trend that is being heavily adopted by business applications. Augmented reality can be used to advertise products or services, push marketing campaigns and unique customer experiences, and even collect user data for companies utilizing the technology. AR overlays sensory stimuli such as visuals, sounds and more onto the user’s real world via a mobile device to enhance through augmenting what they are experiencing the real world. Augmented Reality doesn’t serve its own environment to users but layers its experience over video or imagery of the real, physical, world. An example might be a furniture retailer allowing a user to digitally place a couch within the image of their own living room on their mobile device to aid in their purchasing decision. This use of AR allows the customer to test out the furniture within their real-world environment before committing to the purchase and delivery of the couch.

The Washington Capitals launched an AR game in which fans received Bud Light coasters at the games or surrounding bars. Fans scanned the coasters to be greeted by a 3D interactive goalkeeper who moved as users tilted their coaster to the left and right. The Sacramento Kings were early adopters of AR. Their first project in 2014 took fans on a virtual tour of the brand new Golden 1 Center arena[2]. In 2017, the Kings then gave fans an inside look at the new team uniforms, using AR to virtually try them on. The most recent Kings’ AR project brought fans inside Golden 1 Center to walk the arena, take photos with players and participate in a scavenger hunt.[3] In 2019, the Minnesota Vikings and PepsiCo teamed up to unveil a collectable scannable cup. Fans scanned the code on the Vikings app to see players roll out of the cup, make plays, and celebrate crossing the goal line[4]. During two home games, fans spent a combined 13.5 hours on the app. Fans even played the simulation outside of the stadium, proving that AR can bring the sports experience to anyone, anywhere.

Unlike Augmented Reality, which is based on enhancing real world experiences, Virtual Reality (VR) aims to immerse users within a completely fabricated cyber environment. This cyber environment is completely computer driven imagery that is presented to the user in an immersive way. Often this is achieved through a headset that provides a field of view that completely fills the user’s field-of-vision. This allows the viewer to see the entirety of the virtual world around them as they look up, down or all around them. The effect of which makes them feel as though they are physically present in this virtual space.

Brands will have virtual locations that act as counterparts to their brick-and-mortar stores, where users can choose to visit virtually or physically while taking full advantage of the XR capabilities to purchase items, try on clothes, or even customize nearly anything they can purchase.

AR and VR Growth Potential

AR and VR are two of the fastest growing areas of technology. Global giants such as Facebook parent company Meta Platforms, Microsoft and Sony are heavily investing in these technologies to fuel their growth for years to come. Valued at $14.7bn in 2020 the AR market is projected to reach $88.4bn by 2026, growing at a CAGR of 31.5% from 2021 to 2026. Several factors have contributed and continue to drive the expansion of the market’s demand for AR devices including healthcare applications, AR in retail, e-commerce (both of which saw an increase in demand driven by COVID-19), the global automotive industry, interest from investors in the AR market and more.[5]

[2] See Burkhart Marketing Partners “How Virtual and Augmented Reality are Changing the Sports Marketing World”, 10/1/20

[3] See Burkart Marketing Partners, “How Virtual and Augmented Reality are Changing the Sports Marketing World”, 10/1/20

[4] See Front Office Sports, “Vikings, Pepsi Create Augmented Reality Featured Commemorative Cups”, Eddie Moran 9/30/19

[5] See GlobeNewswire, 10/6/21 “Global Augmented Reality Market Report 2021: Surging Demand for AR Devices and Application in Healthcare – Forecast to 2026”

The AR market is segmented into hardware and software. Hardware is projected to have a higher rate of growth than software due to the heavy adoption of AR hardware globally.[6] Consumer use and demand for AR can be understood in the breakdown of the market into several use-categories: Consumer, commercial, aerospace & defense, healthcare, manufacturing, automotive, energy and more. The consumer side of this market is formed around gaming and entertainment applications. AR presents users with 3D rendered objects within the real world. AR is presented to the consumer via mobile device screen, or as Heads Up Displays in hardware like smart glasses.

The AR market is generating intense interest from major players including Google, Inc., Seiko Epson (Japan), Microsoft, Lenovo (Hong Kong), Samsung Electronics (South Korea) and Apple. Meta plans to spend billions to build the metaverse, which will rely on VR and AR technology.[7]

The VR market reached $4.42bn in 2020 and should see 44.8% CAGR resulting in a market size in 2028 of $84.09bn. “The technological innovations in 5G technology and the adoption of immersive technologies can have a tremendous impact on the virtual reality market growth in the forthcoming years”[8]

In a nod to the importance that VR will be playing in the future, Apple Inc. purchased NextVR, a VR startup in May 2020. NextVR has expertise in recording live events through virtual reality headsets. Automotive, aerospace and defense as well as manufacturing businesses are increasingly using new technologies to advance their business needs. Virtual simulations can assist in the planning, design, and training of products remotely. From a component perspective the market has three segments: Hardware, Software and Content. These three segments will all see growth as VR continues to see increased adoption with hardware being the dominant segment for the near future.

Our Exclusive Intellectual Property

TechCru has secured the exclusive licensing rights with rights of purchase to three issued patents from AR Sports LLC (“AR Sports”) . On July 15, 2022, TechCru and AR Sports entered into a two-year exclusive partnership centered around geo-location and a state-of-the-art augmented reality advertising system. The robust intellectual property portfolio includes patents for a Fantasy Sports Platform and Augmented Reality Player Acquisition (US Patent Numbers 10,384.130 and 10,384,131) and a Fantasy Sports Platform with Augmented Reality Player Acquisition (US Patent Number 11,123,640). Fantasy sports deals with selecting and forming virtual teams in which each virtual player represents a real player from a team of professional league. Based on the actual performance of a real player from the actual game, a score for each virtual team is decided. The game is to draft, trade and remove virtual players in line with the results of the real-world sports and sports leagues. The top Fantasy League Organizers in the market help to organize (draft, trade and remove) your team members through their gaming portals.

Overview of our Patents

The patented software system is designed to work for all professional and amateur sports with fantasy affiliations. The patented system can be integrated into existing fantasy sports host sites or as a stand-alone immersive application. The software features patent published interactive advertising through AR and geolocation technology that allows advertisers to quantify views, interactions, and redemption of advertising promotions. This means the software application would have a dynamic AR advertising module that will enable advertisers to target players using their geolocation in relation to stores, restaurants, and businesses. In addition, the system would be able to incorporate independent AR logos that, if captured, give you tokens, coupons or promotions to advertiser brands.

[6] See GlobeNewswire, 10/6/21 “Global Augmented Reality Market Report 2021: Surging Demand for AR Devices and Application in Healthcare – Forecast to 2026”

[7] See Markets and Markets, “Augmented Reality Market by Device Type”

[8] See Fortune Business Insights, “Virtual Reality Market Size, 2021-2028”

Competitive Marketplace

A Zion Market Research study of the Gaming Industry states the industry generated revenues of nearly $201bn in 2021 and further anticipates that revenue will increase to around $435bn by 2028.[9] The recent COVID-19 pandemic has driven the growth of the industry as people powered up their laptops, tablets, smartphones, and gaming consoles while they were forced to stay inside. E-Sports has grown in popularity and is creating new growth opportunities around the world. The wide adoption of 4G and 5G in the wireless market continues to drive a seamless experience between the internet and gaming technologies that is further expanding the gaming market. In addition to the growing popularity of games and mobile computing a trend towards watching video game content has increased as well. Adult and millennials are consuming more and more live streams of game play with many gamers growing successful YouTube and Twitch channels built on large subscriber bases. The ancillary markets to gaming are just beginning to appear and represent a huge growth potential for the market overall as games expand beyond playable experiences into shared forms of entertainment for the masses. Market research done by Nielsen shows that 71% of gamers are regularly tuning-in to gameplay on YouTube and other video-sharing platforms. With an average age of 15-35 this represents a young demographic that will make gaming a mainstream entertainment industry that will compete with Hollywood and other popular forms of entertainment.

Emerging Integrated Technologies: Web3 and the Blockchain

Web3, as a concept, is less than a decade old, but it is already catching on as a framework for technological development. Web3 has found its most responsive audience and developer pool in gaming, a growth industry by its own merit. But the Web3 decentralized approach to gaming is especially lively in the intersection of game creation and blockchain technology. Web3 expands the appeal of making your own world and owning it. This concept is already built into several metaverse games on the blockchain, which focus on providing building opportunities and then lets their players create unscripted unique digital 3D venues. The model was successful for top metaverse games like Decentraland, The Sandbox and other simulated worlds.

Gaming activity increased by 14% in 2021, a recent survey reveals. Players on average spend more than eight hours and 27 minutes on games per week. Some of the gamers tried to monetize their gameplay through Web2 channels and social media, with over 8.8 billion hours of streamed games which are watched over the course of a year.[10] There are many more ways to extract the value of gaming and track one’s progress. The blockchain is the perfect tool to wrap up game achievements, so they cannot be erased or modified. Players need not become streamers in order to monetize the hours played. Rather, they can tokenize them on the blockchain, with several powerful tools to turn their gaming progress into an asset. The potential for tokenization has spread to many types of games, including simulated sports, puzzles or even chess tournaments with NFT and tokens. Web3 is no longer just vaporware but offers sufficient tools to take your value and achievements with you. Lightweight cryptocurrency wallets can now connect to the app you use, and almost seamlessly increase your balance in exchange for your regular digital activities. The infrastructure is already there: blockchains run 24/7, and smart contracts can listen for events and distribute value. A blockchain can compensate users in two major ways. One, by paying out tokens, which will work like digital money and give a certain value to the gameplay. And two, by creating unique NFT items shaped by game experience. For instance, the hours spent upgrading your game hero with equipment, enchantments, skills, or other items can be translated into a rare or unique non-fungible token (NFT), which can then be resold or kept as a store of value.

Tier 2 Reporting Requirements

As the Company is conducting the Offering pursuant to Regulation A Tier 2, the Company will be required to file annual, semiannual, and current reports with the Commission on an ongoing basis.

[9] See footnote 9 supra.

[10] See Finance Magnates, May 20, 2022 “How Web3 is Transforming the Gaming Industry”

RISK FACTORS

Investing in the Shares involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase the Shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly. If and when our Common Stock is eligible to become quoted, adverse events such as those described below could cause the trading price of the Shares to decline and could result in your losing all or part of your investment in the Shares. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities. As used herein. “Users” or “users” refers to those who play AR Fantasy Sports.

Risks associated with the Company and its business model.

We depend on key personnel.

The ability of TechCru to execute its plan and maintain competitive position in the Fantasy Sports and Augmented Reality Player space depends to a large degree on the services of the Company’s senior management team and managers. The loss or diminution in the services of members of the senior management team or an inability to attract, retain and maintain additional senior management personnel could have a material adverse effect on our performance. Competition for personnel with relevant expertise is intense because of the small number of qualified individuals, and that competition may seriously affect the Company’s ability to retain its existing senior management and attract additional qualified senior management personnel, which could have a significant adverse impact on our performance.

The Company may not have enough time to successfully commercialize our patents.

TechCru has secured the exclusive licensing rights with rights of purchase to three issued patents from AR Sports. On July 15, 2022, TechCru and AR Sports entered into a two-year exclusive partnership AR Sports entered around geo-location and a state-of-the-art augmented reality advertising system. The robust intellectual property portfolio includes patents for a Fantasy Sports Platform and Augmented Reality Player Acquisition (US Patent Numbers 10,384.130 and 10,384,131) and a Fantasy Sports Platform with Augmented Reality Player Acquisition (US Patent Number 11,123,640). The patented software system is designed to work for all professional and amateur sports with fantasy affiliations. The patented system can be integrated into existing fantasy sports host sites or as a stand-alone immersive application. The software features patent published interactive advertising through AR and geolocation technology that allows advertisers to quantify views, interactions, and redemption of advertising promotions. This means the software application would have a dynamic AR advertising module that will enable advertisers to target players using their geolocation in relation to stores, restaurants, and businesses. In addition, the system would be able to incorporate independent AR logos that, if captured, give you tokens, coupons or promotions to advertiser brands. However, the licensing right is limited to two-years with extension. Therefore, if we fail to start generating revenues to establish our presence in the Fantasy Sports and Reality Player space, or are unable to extend the exclusivity, we will not be able to successfully commercialize our patents which in turn will adversely affect our revenues and operational performance. In addition, the underlying could experience malfunctions or otherwise fail to be adequately maintained, which may negatively impact the value of the securities offered herein. Furthermore, if the Company is not successful in its efforts to users, our revenues will suffer, and investors could lose some or all of their entire investment. See Exhibit 10.1

The business model for TechCru is still evolving and may change.

The Fantasy Sports and Augmented Reality Player space is still evolving and, depending on market conditions and other trends, may be subject to additional change, including, but not limited to, changes in user tastes and preferences; changes in the revenue sharing proportions to be split between the Company and our software partners. Potential investors should be prepared for the TechCru to evolve differently from the description in this Offering Circular. The Company reserves the right, in its sole discretion, to modify how TechCru will operate in order to optimize its business development.

Purchases of securities of startups, including the Company, involve a high degree of risk.

Financial and operating risks confronting startups are significant. The Company is not immune to those risks. The market in which the Company competes is highly competitive, and the percentage of companies that survive and prosper is small. Startups often experience unexpected problems in the areas of product development, marketing, financing, general management, and market acceptance, among others, which frequently cannot be solved. In addition, startups may require substantial amounts of financing, which may not be available through institutional private placements, the public markets or otherwise.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact that to date, we have generated no revenues.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company began operations on July 8, 2022 and as of August 31, 2022 has not generated any revenues; has incurred $25,789 in losses and accumulated deficit of $25,789 since inception. The Company’s ability to continue is dependent upon management’s plan to raise additional funds and achieve profitable operations. No assurance can be given that the Company’s management will be successful in these efforts. If the Company ceases to continue as a going concern, you will lose your entire investment.

The Company is entering a competitive industry with a clear market leader.

The Company is entering is a technology space that is likely to have dominant and well capitalized competitors. Major industry players in the Fantasy Sports and Augmented Reality Player space such as Facebook parent company Meta Platforms, Microsoft and Sony are likely already developing products similar to ours at lower costs that could be offered to users at more competitive prices. In that case, if we are unable to raise additional capital to effectively compete with other better capitalized entrants to the space, we will not be profitable, and investors could lose some or all of their entire investment.

Our ability to build brand awareness in a highly competitive market will ultimately determine whether we will be successful.

We are entering marketplace that has significant players such as Sony Corporation, Meta Technology Company [Metaverse] and Microsoft Corporation with enormous financial and brand name recognition. We believe that developing and maintaining brand awareness of TechCru in the Fantasy Sports and Augmented Reality space in a cost-effective manner will be critical to achieving widespread acceptance of our services and are important elements in attracting users. Furthermore, we believe that the importance of brand recognition will increase as competition in our market develops. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful services at competitive prices. Our efforts to build our brand will involve significant expense. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses incurred in building our brand. If our efforts to promote and maintain our brand are not successful, we may fail to attract enough new subscribers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business could suffer.

The TechCru product offering may not be widely adopted and may have limited Users.

The success of our product depends on obtaining, retaining, and expanding user base. We must convince our users of the benefits of our service and keep them convinced of the value of our service. If we cannot attract and maintain a sufficient number of users, our product offering may not be financially successful. It is possible that our product offering will not be used by a large number of users, which would negatively impact its development and therefore the potential value of the shares offered herein.

The Company’s use of “open source” software could subject the Company to possible litigation.

TechCru’s licensed software incorporates so-called “open source” software, which is generally licensed by its authors or other third parties. If the licensor or the Company fails to comply with the licenses’ terms, it may become subject to specified conditions, including requirements that it offer its solutions that incorporate the open-source software for no cost, that it make available source code for modifications or derivative works it creates based upon, incorporating, or using the open-source software, and that it license such modifications or derivative works under the terms of the particular open-source license. If an author or other third party that distributes open-source software the Company uses were to allege that the Company or the licensor had not complied with the conditions of one or more of these licenses, the Company could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, including being enjoined from the sale of its solutions that contain the open-source software. The Company could be subject to suits by parties claiming ownership of what it believes to be open-source software. Litigation could be costly for the Company to defend and could have a negative effect on its operating results and financial condition, requiring it to devote additional research and development resources to change its solutions.

The TechCru software may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, which may result in security breaches.

The TechCru software’s structural foundation, the open-source protocol, the software application and other interfaces or applications built upon the TechCru software could be subject to malicious cyberattacks. Because we cannot guarantee that the TechCru software will be uninterrupted or fully secure at all times, our users may be unwilling to access, adopt and utilize it.

If the TechCru software’s security is compromised or if it is subjected to attacks that frustrate or thwart or Users’ ability to access our services, Users may cut back or stop using it; such incident would cause a decline in the market price, if any, of the Shares. While the Company intends to take all steps that are commercially reasonable and customary to prevent or mitigate the impact of cyberattacks on its systems, the Company cannot guarantee that it will be successful.

Failure to comply with federal, state, and international privacy and data security laws and regulations, or the expansion of current or the enactment of new privacy and data security laws or regulations, could adversely affect the Company’s business.

A variety of federal, state, and international laws and regulations govern the collection, use, retention, sharing and security of consumer data. In addition, various federal, state, and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. Internationally, the European Union’s new General Data Protection Regulation (“GDPR”) went into effect in May 2018; similarly, the California Consumer Privacy Act (“CCPA”) went into effect in June 2018. Existing and prospective laws and regulations related to privacy and data security are evolving and our subject to potentially differing interpretations. Several online companies have incurred penalties for failing to comply with their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by the Company to comply with any data-related consent orders, or other federal, state, or international privacy or consumer protection-related laws, regulations, or industry self-regulatory principles, including the GDPR and the CCPA, could result in claims, proceedings, or actions against the Company by governmental entities or others or other liabilities, any of which could adversely affect the Company’s business.

The Company’s intellectual property rights could be unenforceable or ineffective, and the Company could be subject to claims for intellectual property infringement.

We purchased the rights to Fantasy Sports and Augmented Reality Player patented software applications (US Patent Numbers 10,384.130 and 10,384,131) and (US Patent Number 11,123,640) from AR Sports . These patented software applications are our most valuable intellectual property assets. Companies, organizations, or individuals, including competitors, may hold or obtain patents, trademarks, or other proprietary rights that would prevent, limit, or interfere with the Company’s ability to make, use, develop, sell, or market all or portions of its technology, which would make it more difficult for the Company to operate its business. These third parties may have applied for, been granted, or obtained patents that relate to intellectual property that competes with the Company’s patents, thereby requiring the Company to either develop or obtain alternative technology or seek to obtain other licenses, which may not be available on acceptable terms or at all. There is a risk that AR Sports means of protecting these intellectual property rights may not be adequate, and weaknesses or failures in this area could adversely affect the Company’s business or reputation, financial condition, and/or operating results.

From time to time, the Company may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge the Company to enter into licensing arrangements. In addition, if the Company is determined to have infringed upon a third party’s intellectual property rights, the Company may be required to cease operating its technology, pay substantial damages, seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all, and/or establish and maintain alternative branding for the Company’s technology. The Company may also need to file lawsuits to protect its intellectual property rights from infringement from third parties, which could be expensive, and time-consuming; and could distract management’s attention from its core operations.

The convergence of Web 3 and blockchain networks, which are part of a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of blockchain networks would have a materially adverse effect on our product offering.

Emerging Web 3 platform is underpinned by blockchain technology which facilitates direct exchange of value between users, removing the need for trusted intermediaries. Blockchain allows platform centric business models, dismantling agency-centered models that are brokered and organized connections between platforms and users. By enabling the automation of the value components, including payments, licensing, and intellectual property management, contracting and governance, digital content storage and access, blockchain technology also enables new ‘value-based economics’ in which platforms/developers set the terms of their market participation.

The potential integration of Augmented Reality technology on blockchain enabled Web 3 platform has direct implication to our proposed product offering because blockchain technology comes with digital rights management (DRM) for patent protection. The growth of the blockchain industry, in general, as well as the growth of blockchain networks on which TechCru product offering will rely on, is subject to a degree of uncertainty. Factors that affect the development of blockchain networks, include, but are not limited to:

●	the maintenance and development of the open-source software protocol of blockchain networks;

●	changes in consumer demographics and public tastes and preferences; and

●	general economic conditions and the regulatory environment relating to blockchain.

Unfavorable developments regarding any of the above factors could adversely affect the Company’s business. While the Company will attempt to establish a mitigation plan to implement a proprietary DRM system, if necessary, there can be no assurances that any such developments will not have substantial adverse impact on the Company’s business.

The prospective regulatory landscape governing blockchain technologies is uncertain. Although the Company expects to use Web 3 blockchain enabled technology, developments in regulations in the United States or in other jurisdictions may alter the nature of the Company’s business or restrict the use of blockchain technology upon which the Company may rely, in a manner that adversely affects the Company’s business.

The regulation of blockchain technology in the United States and in foreign jurisdictions is in its early stages of development and is subject to unpredictable changes, which may have an adverse impact on TechCru product offering. The regulatory status of blockchain remains unclear or unsettled in many jurisdictions. Legislative and regulatory changes or actions at the local, state, federal, foreign, or international level are difficult to predict and may adversely impact the blockchain technology underlying our product offering. As blockchain technology has grown in popularity and market size, U.S. legislators and regulators have begun to develop laws and regulations and have, at times, released interpretive guidance governing the blockchain industry. Future actions by legislators and/or regulators that impose restrictions or limitations on blockchain technology could decrease or eliminate the value of the functionality that we expect to achieve in our proposed Web 3 blockchain enabled product offering. In addition, various foreign jurisdictions may adopt laws, regulations, or directives that address blockchain technology. Any such laws, regulations, or directives may (i) conflict with those of the United States, (ii) negatively impact the acceptance of blockchain networks inside and outside the United States, or (iii) otherwise negatively affect the functionality that we expect to achieve in our proposed Web 3 blockchain enabled product offering These changes or new laws, regulations or directives, if any, are impossible to predict, but any such change could be substantial and adverse to the functionality that we expect to achieve in our proposed Web 3 blockchain enabled product offering.

We may be significantly affected by the worldwide economic downturn due to the COVID-19 pandemic.

In December 2019, a novel strain of coronavirus that was reported to have surfaced in Wuhan, China is the cause of the disease now commonly referred to as COVID-19. It has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in a protracted economic downturn that could negatively impact the value of the Shares and investor demand for the Shares generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and/or adversely affect our ability to access the capital markets in the future and could cause a further economic slowdown or recession or other unpredictable events, any of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Nevada General Corporation Law may limit liability of our directors.

Nevada Revenue Stat § 78.138 (2021) of Nevada General Corporation Law “NGCL” provides certain limitations to our officers and directors liability to shareholders lawsuit. However, regardless of the provisions of the NGCL, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933.

Risks associated with this Offering and the Shares

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Amended Articles of Incorporation authorizes the Board of Directors to issue up to 200,000,000 shares of common stock and up to 10,000,000 shares of preferred stock; all of which are designated as Series A preferred stock. We have 28,790,000 common stock issued and outstanding and 2,000,000 Series A Preferred Stock issued and outstanding. Our Series A Preferred Stock has super-voting powers in the sense that holders have 51% voting rights. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment.

There is no direct correlation between the Offering Price of the Shares and the Company’s asset value, net worth, earnings, or any other established criteria of value.

The Offering Price of $0.50 per share has been determined by the management of the Company and bears no direct relationship to the Company’s asset value, net worth, earnings, or any other established criteria of value. Therefore, the price of the Shares is not necessarily indicative of the price (if any) at which the Shares may be traded following the consummation of this Offering. Investors purchasing the Shares under the incorrect assumption of a direct correlation between Company value and the price at which the Shares are being offered for sale may be assuming more risk than intended and must clearly understand that they can lose all or any part of their investment.

The Company is unable to provide assurances that it will successfully raise the funds required to successfully continue its operations of the TechCru software.

Although the Company is attempting to raise $5,000,000 in this Offering, it is engaging in this Offering on a “best efforts” basis and, therefore, the Company is not obligated to raise the full $5,000,000. The Company has, and will have, the right to close on one or more subscriptions for the Shares, and to immediately begin using the proceeds of such subscriptions, regardless of the amounts raised, notwithstanding that the Company may not have received subscriptions for all or even substantially all of the amounts that it is seeking to raise. Because the Company cannot ensure that it will be able to (or that it will decide to) sell all or substantially all of the Shares offered for sale in this Offering, the Company could close on substantially less than $5,000,000. If the Company decides to terminate this Offering before it has sold all the Shares initially offered for sale, it may not have sufficient capital to achieve profitability.

Even if the Company sells all the Shares in this Offering, it may need substantial additional capital to fund working capital needs. There can be no assurance that additional financing will be available to the Company on commercially reasonable or acceptable terms, or at all. In addition, if the Company incurs debt, the risks associated with its business and with owning the Common Stock could increase.

There is no public market for the Shares.

Currently, there is no public market for the Shares , and no assurance can be given that any such public market will ever develop or be sustained in the future. As a result, prospective investors should be prepared to hold the Shares for an indefinite period.

No independent valuation of the Company has been performed in determining the terms of this Offering, and the Offering Price has been arbitrarily determined by the Company and bears no relationship to the Company’s assets, earnings, book value, net tangible value, or other generally accepted criteria of value for investment.

No independent valuation of the Company has been performed in determining the terms of this Offering. The Company has determined the Offering Price arbitrarily and, therefore, the Offering Price does not necessarily bear any relationship to the Company’s assets, earnings, book value, net tangible value, or other generally accepted criteria of value for investment. The Offering Price is substantially higher than the net tangible book value per Share immediately before the commencement of this Offering; and even with the inflow of $5,000,000 in capital if this Offering is fully subscribed, the net tangible book value per Share, on a fully diluted basis, immediately after the conclusion of this Offering will still be less than the portion of the Offering Price attributable to a single Share. The Offering Price does not reflect market forces, and it should not be regarded as an indicator of any future market price of the Shares.

An investor’s ownership interest could be significantly diluted.

An investor’s ownership interest in the Company may be subject to future dilution. The Company may, and most likely will, need to raise additional capital in the future. In connection with raising such capital, the Company may issue additional Shares or other securities, which may include preferred stock that has liquidation, dividend, voting or other preferential rights that are senior to the rights of the Shares. The Company also may enter into strategic partnerships or acquisitions in the future in connection with which it may need to issue additional Shares or other securities, and it may issue additional Shares, options to purchase Shares, or other securities, to existing or future officers, directors, employees and consultants as compensation or incentives. As a result of the foregoing, a purchaser of Shares in this Offering could find its interest in the Company diluted in the future through a decrease in the purchaser’s relative percentage ownership of the Company.

Voting control is in the hands of a few large stockholders.

Voting control of the Company is concentrated in the hands of a small number of stockholders. Moreover, our CEO and director own all the 2,000,000 of the issued and outstanding Series A Preferred which has a 51% super voting rights. You will not be able to influence our policies or any other corporate matter, including the election of directors, changes to the Company’s governance documents, expanding any employee equity or option pool, and any merger, consolidation, sale of all or substantially all of our assets, or other major action requiring stockholder approval. See “Securities Being Offered.” These few stockholders will make all major decisions regarding the Company. As a minority stockholder, you will not have a say in these decisions.

 The Company may sell Shares concurrently to certain investors on more favorable terms.

Certain investors may negotiate alternative terms for the purchase of Shares (which in this Offering are being offered only as components of the Shares). The Company is under no obligation to amend and restate any particular stock purchase agreement, subscription agreement, or other selling document based on subsequent agreements executed with the Company on different terms or to notify investors of any alternative terms, including any that may be more favorable for certain investors.

ITEM 4.

DILUTION

Dilution (also known as stock or equity dilution) occurs when a company issues new stock which results in a decrease of an existing stockholder’s ownership percentage of that company. Stock dilution can also occur when holders of stock options, such as company employees, or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder owns a smaller, or diluted, percentage of the company. Share dilution may happen anytime a company needs additional capital and issues equity securities to obtain such additional capital. Future sales of substantial amounts of our Common Stock in the public market could adversely affect the Shares’ then-prevailing market prices (if any), as well as our ability to raise equity capital in the future.

Dilution can also occur when a company issues equity as a result of an arbitrary determination of the offering price of the shares being offered. In the case of this Offering, because there is no established public market for the Shares, the Offering Price and other terms and conditions relating to the Shares have been determined by the Company arbitrarily and do not bear any necessary relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price or its fairness to investors.

From time to time after the termination of this Offering, we may issue additional Shares to raise additional capital for the Company. Any such issuances may result in dilution of then existing stockholders, including investors in this Offering. If in the future the number of Shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, which, depending on the amount of capital raised by the issuance of the additional Shares, could render the Shares then held by stockholders less valuable than before the new issuance. Dilution may also reduce the value of existing Shares by reducing the Common Stock’s earnings per Share. There is no guarantee that dilution of Common Stock will not occur in the future.

Except as disclosed in this Offering Circular, no Common Stock, or any other form of equity in the Company, has been issued to any officer, director, promoter of the Company (or any affiliated person) in a transaction during the 12 months preceding the date of this Offering Circular, and no such person possesses any right to acquire any Common Stock or other equity in the Company, other than through this Offering. (The Company has not adopted any stock option plan, and no such plan is under consideration as of the date of this Offering Circular.) See Item 12 - “Security Ownership of Management and Certain Securityholders”.

ITEM 5.

PLAN OF DISTRIBUTION

The Company is offering for sale up to 10,000,000 Shares of Common Stock, par value, $0.0001 at $0.50 per share. The Offering is being conducted by our officers, directors, and employees in reliance on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our executive officers, directors and employees will not receive any commission or any other remuneration for any sales of Shares. We may also offer the shares herein through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, (i) no selling agreements had been entered into by us with any broker-dealer firms. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-qualification amendment to the offering circular to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA would have to approve the terms of the underwriting compensation before the broker-dealer may participate in the offering. To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We are also subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock. We do not have Selling Shareholders.

We estimate the commission to broker-dealers will be about 10% of the gross offering. If we sell all the shares in this Offering through broker-dealers, we estimate that the aggregate gross proceeds to us will be $4,450,000 which we arrive by subtracting $500,000 in broker-dealer commissions, and $50,000 in offering expenses from $5,000,000 in gross offering amount.

The offering will begin as soon as practicable after this offering statement has been qualified by the Securities and Exchange Commission (the “SEC”). This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after this offering has been qualified by the SEC, (3) the date on which the offering is extended by a resolution of the Board or (4) the date on which this offering is earlier terminated by us in our sole discretion.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings and there is no minimum offering amount. We plan to hold a series of closings at which we and investors will execute subscription documents, we will receive the funds from investors and issue the shares to investors. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

No investor purchasing Shares will have any assurance that other purchasers will invest in this Offering. Once Shares are subscribed for, subscription funds will become available to us and may be transferred by the Company directly from our administrative account into our operating account for use as described in “Use of Proceeds” as set forth herein. Once subscriptions are accepted during the Offering Period, subscribers have no right to a return of their funds and could lose their entire investment. If the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

●	execute and deliver a subscription agreement; and

●	deliver a check or certified funds to us for acceptance or rejection.

 See Exhibit 10.2.

All checks for subscriptions must be made payable to “TECHCRU INC.” Alternatively, investors can wire funds as follows:

Wells Fargo Bank

Account Number: 6515365853

Routing Number: 121000248

Reference: TechCru Inc.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason or no reason. If any prospective investor’s subscription is rejected, all funds received from that investor will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales, and other promotional materials in connection with this Offering. Such materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although any such materials will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, such materials may not give a complete understanding of this Offering, the Company or the Shares and are not to be considered part of this Offering Circular. This Offering is made ONLY by means of this Offering Circular, and prospective investors must read and rely only on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Investment Limitations

Generally, no sale may be made to a natural person in this Offering if the aggregate purchase price paid is more than 10% of the greater of that person’s annual income or net worth (or, in the case of an investor that is not a natural person, if the aggregate purchase price paid is more than 10% of the greater of that person’s revenues or net assets for its most recently completed fiscal year end). Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit www.investor.gov.

The above noted investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 under the Securities Act.

A natural person is an accredited investor if he/she meets one of the following criteria:

●	his or her individual net worth, or joint net worth with the investor’s spouse or spousal equivalent, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and he or she has no reason to believe that that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the investor’s residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth[1];

[1]	For the purposes of calculating “joint net worth” in the bullet-point paragraph above, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent. Assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard above does not require that the securities be purchased jointly.

●	he or she has individual annual income in excess of $200,000 in each of the two most recent years, or joint annual income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

●	he or she holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

●	he or she is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of the Investment Company Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

A business entity or other organization is an accredited investor if it is any of the following:

●	a corporation, limited liability company, exempt organization described in Section 501(c)(3) of the Internal Revenue Code, business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

●	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

●	a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, and whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act;

●	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, registered investment companies, registered investment advisers; investment advisers relying on certain registration exemptions, and “rural business investment companies;”

●	any private “business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (the “Advisers Act”);

●	any family office as defined in Rule 202(a)(11)(G)-1 under the Advisers Act with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (any such family office, “Family Office”);

●	any family client, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a Family Office and whose prospective investment in the issuer is directed by such Family Office;

●	any entity, of a type not listed above, which was not formed for the specific purpose of acquiring the securities offered, and which owns investments in excess of $5,000,000; or

●	any entity in which all of the equity owners are accredited investors.

Under Rule 251 of Regulation A, an investor that is neither an accredited investor nor a natural person is subject to the investment limitation and may invest funds only to the extent that they do not exceed 10% of the greater of the purchaser’s revenue or net assets for the purchaser’s most recently completed fiscal year end. A natural person that is not an accredited investor may invest funds only to the extent that they do not exceed 10% of the greater of the purchaser’s annual income or net worth.

NOTE: A natural person’s net worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of the person’s primary residence and may exclude any indebtedness secured by that residence (up to an amount equal to its value). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

As described above, in order to purchase the Shares and before the Company may accept any funds from an investor, the investor will be required to represent, to the Company’s satisfaction, that he, she, or it is either an accredited investor or is in compliance with the investment limitation described in the second preceding paragraph.

The Company, subject to compliance with Rule 255 of the Securities Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, television, and the Internet. We have plans to solicit investors using the Internet through a variety of existing Internet advertising mechanisms, such as search-based advertising, search engine optimization and our website. We will offer the Shares (i) as permitted by Rule 251(d)(1)(ii), whereby offers may be made after the Offering Statement is filed with the Commission but before it is qualified, provided that any written offers are made by means of a preliminary offering circular that complies with Rule 254 and (ii) as permitted by Rule 251(d)(1)(iii), whereby offers may be made after the Qualification Date, provided that any written offers are accompanied with or preceded by the most recent Offering Circular filed with the Commission.

No sales will be made to any investor before the Offering Statement has been qualified by the Commission and a final Offering Circular has been made available to that investor.

ITEM 6.
USE OF PROCEEDS

The following table presents our projected Use of Proceeds:

$5,000,000	If we raise 25%	If we raise 50%	If we raise 75%	If we raise 100%

Capital Raised	$1,250,000	$2,500,000	$3,750,000	$5,000,000

Office Space	$6,000	$6,000	$12,000	$12,000
Research & Development	$200,000	$250,000	$600,000	$1,500,000
Legal & Accounting	$75,000	$100,000	$175,000	$250,000
Marketing, Sales and Promotions	$125,000	$125,000	$200,000	$450,000
Information Technology	$15,000	$15,000	$15,000	$15,000
Executive Team	$300,000	$375,000	$450,000	$550,000
Underwriters Commissions and Discounts	$100,000	$200,000	$300,000	$400,000
M&A	$90,400	$936,800	$1,352,200	$1,048,600
Cash Reserves	$225,000	$275,000	$325,000	$350,000

Working Capital

G&A, Personnel/Operations	$103,600	$207,200	$310,800	$414,400
Transfer Agent	$5,000	$5,000	$5,000	$5,000
Edgarization	$5,000	$5,000	$5,000	$5,000

Total	$1,250,000	$2,500,000	$3,750,000	$5,000,000

(1) The projections would be different if we engage a broker-dealer to distribute the offering. We project the broker-dealer commission will be about 10% of the gross amount of the offering, i.e., $500,000. The Company reserves the right to change the above use of proceeds because the table is intended to provide an overview of the contemplated application (or use) of proceeds over time (approximately 18 months) as a function of the success of this Offering’s capital raise.

ITEM 7.

DESCRIPTION OF BUSINESS

Overview of the Company

TechCru Inc. (“TechCru,” the “Company,” “we” “us” or “our”) was incorporated in the State of Nevada on July 8, 2022. We are a technology development company. We focus on next generation technologies in software and hardware systems. The primary focus of TechCru is on Gaming, Web 3.0, Virtual Reality, Blockchain, Web Search, Data Management, and traditional IT Services. Our initial focus will be in the areas of Fantasy Gaming, to include both search and advertising commercialization. We will develop for and sell into the following marketplaces: gaming, mobile applications, IT services, social media, SEO and the digital sales of products and services.

Our Market Focus

Our initial focus is on Fantasy Sports and Augmented Reality Player space. Fantasy sports deals with selecting and forming virtual teams in which each virtual player represents a real player from a team of professional league. Based on the actual performance of a real player from the actual game, a score for each virtual team is decided. The game is to draft, trade and remove virtual players in line with the results of the real-world sports and sports leagues. The top Fantasy League Organizers in the market help to organize (draft, trade and remove) your team members through their gaming portals. We are also looking to buildout a content and development studio for the creation of Next Generation technology development.

Early-Stage Business

We are a startup early-stage business. We were only incorporated on July 8, 2022. Our business is therefore subject to the usual vagaries of startups, including the possibility that all our projections and plans may never come to fruition and our investors may end up losing all their investments. However, although our founder has some experience in the technology space, such experience does not guarantee that we will succeed as an ongoing concern.

The Competitive Landscape and Potential Market

A Zion Market Research study of the Gaming Industry states the industry generated revenues of nearly $201bn in 2021 and further anticipates that revenue will increase to around $435bn by 2028. The recent COVID-19 pandemic has driven the growth of the industry as people powered up their laptops, tablets, smartphones, and gaming consoles while they were forced to stay inside. E-Sports has grown in popularity and is creating new growth opportunities around the world. The wide adoption of 4G and 5G in the wireless market continues to drive a seamless experience between the internet and gaming technologies that is further expanding the gaming market. In addition to the growing popularity of games and mobile computing a trend towards watching video game content has increased as well. Adult and millennials are consuming more and more live streams of game play with many gamers growing successful YouTube and Twitch channels built on large subscriber bases. The ancillary markets to gaming are just beginning to appear and represent a huge growth potential for the market overall as games expand beyond playable experiences into shared forms of entertainment for the masses. Market research done by Nielsen shows that 71% of gamers are regularly tuning-in to gameplay on YouTube and other video-sharing platforms. With an average age of 15-35 this represents a young demographic that will make gaming a mainstream entertainment industry that will compete with Hollywood and other popular forms of entertainment.

Emerging Integrated Technologies: Web3 and the Blockchain

Web3, as a concept, is less than a decade old, but it is already catching on as a framework for technological development. Web3 has found its most responsive audience and developer pool in gaming, a growth industry by its own merit. But the Web3 decentralized approach to gaming is especially lively in the intersection of game creation and blockchain technology. Web3 expands the appeal of making your own world and owning it. This concept is already built into several metaverse games on the blockchain, which focus on providing building opportunities and then lets their players create unscripted unique digital 3D venues. The model was successful for top metaverse games like Decentraland, The Sandbox and other simulated worlds.

Gaming activity increased by 14% in 2021, a recent survey reveals. Players on average spend more than eight hours and 27 minutes on games per week. Some of the gamers tried to monetize their gameplay through Web2 channels and social media, with over 8.8 billion hours of streamed games which are watched over the course of a year. There are many more ways to extract the value of gaming and track one’s progress. The blockchain is the perfect tool to wrap up game achievements, so they cannot be erased or modified. Players need not become streamers in order to monetize the hours played. Rather, they can tokenize them on the blockchain, with several powerful tools to turn their gaming progress into an asset. The potential for tokenization has spread to many types of games, including simulated sports, puzzles or even chess tournaments with NFT and tokens. Web3 is no longer just vaporware but offers sufficient tools to take your value and achievements with you. Lightweight cryptocurrency wallets can now connect to the app you use, and almost seamlessly increase your balance in exchange for your regular digital activities. The infrastructure is already there: blockchains run 24/7, and smart contracts can listen for events and distribute value. A blockchain can compensate users in two major ways. One, by paying out tokens, which will work like digital money and give a certain value to the gameplay. And two, by creating unique NFT items shaped by game experience. For instance, the hours spent upgrading your game hero with equipment, enchantments, skills, or other items can be translated into a rare or unique non-fungible token (NFT), which can then be resold or kept as a store of value.

Sources of Revenue

TechCru Inc. expects to generate revenue from the licensed patent agreement in the following ways.

●	agreements with gaming publishers and developers who will pay user or subscription fees based on access to the patents and to the existing software code associated with the current patents.

●	revenue sharing agreements with publishers and content creators based upon patent usage, specifically in the areas of advertising and the commercialization of products and services.

●	revenues from publishing and marketing fantasy sports platform across non-traditional sports space, including MMA and geo local team and recreational sports in partnership with AR Sports.

 Our Exclusive Intellectual Property

TechCru has secured the exclusive licensing rights with rights of purchase to three issued patents from AR Sports. On July 15, 2022, TechCru and AR Sports entered into a two-year exclusive partnership centered around geo-location and a state-of-the-art augmented reality advertising system. The robust intellectual property portfolio includes patents for a Fantasy Sports Platform and Augmented Reality Player Acquisition (US Patent Numbers 10,384.130 and 10,384,131) and a Fantasy Sports Platform with Augmented Reality Player Acquisition (US Patent Number 11,123,640). Fantasy sports deals with selecting and forming virtual teams in which each virtual player represents a real player from a team of professional league. Based on the actual performance of a real player from the actual game, a score for each virtual team is decided. The game is to draft, trade and remove virtual players in line with the results of the real-world sports and sports leagues. The top Fantasy League Organizers in the market help to organize (draft, trade and remove) your team members through their gaming portals.

The Company’s Team

As of the date of this Offering Circular, the Company has the following persons on its team: Robert Gayman, Director/ CEO/Chairman and David Thielen, COO/Director. Messrs. Gayman and Thielen are full-time employees and will devote at least 40 hours per week respectively to the business of TechCru. We anticipate hiring one (1) business development resource; one (1) marketing staff ; one (1) accounting staff, one (1) Senior Software Developer, one (1) UX/UI Gaming Developer and one (1) Web3 Technical Project Manager during twelve (12) months following the closing of the Offering.

Legal Proceedings

From time to time, the Company may be involved in legal proceedings or may be subject to other claims against it. The results of such legal proceedings and the resolution of such claims cannot be predicted with certainty; but in either case, they could have an adverse impact on the Company’s business or the development of the TechCru software because of defense and settlement costs, diversion of resources and other factors. The Company is not currently subject to any material claims against it, nor is it involved in any legal proceedings.

Prior Sale of Common Stock

Except as described in the Offering Statement, the Company has not engaged in any prior sale of securities. See “Security ownership of Management and Certain Security Holders.”

ITEM 8.

DESCRIPTION OF PROPERTY

We expect to operate out of 2300 West Sahara Avenue, Suite 800, Las Vegas, Nevada 89102 which is a rental office. Other than the rights to patents described in this Offering Circular, we do not have any other property.

ITEM 9.

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section regarding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes a number of forward-looking statements that reflect the Company management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by the Company in this report and in its other reports filed with the Commission. Important factors currently known to the Company could cause actual results to differ materially from those in forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or any changes in the future operating results over time. The Company believes that its assumptions are based upon reasonable data derived from and known about its business and operations. No assurances are made that actual results of operations or the results of the Company’s future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company” or “our Company” refer to TechCru Inc.

Business Overview

TechCru Inc. (“TechCru,” the “Company,” “we” “us” or “our”) was incorporated in the State of Nevada on July 8, 2022. We are a technology development company. We focus on next generation technologies in software and hardware systems. The primary focus of TechCru is on Gaming, Web 3.0, Virtual Reality, Blockchain, Web Search, Data Management, and traditional IT Services. Our initial focus will be in the areas of Fantasy Gaming, to include both search and advertising commercialization. We will develop for and sell into the following marketplaces: gaming, mobile applications, IT services, social media, SEO and the digital sales of products and services.

Our Market Focus

Our initial focus is on Fantasy Sports and Augmented Reality Player space. Fantasy sports deals with selecting and forming virtual teams in which each virtual player represents a real player from a team of professional league. Based on the actual performance of a real player from the actual game, a score for each virtual team is decided. The game is to draft, trade and remove virtual players in line with the results of the real-world sports and sports leagues. The top Fantasy League Organizers in the market help to organize (draft, trade and remove) your team members through their gaming portals. We are also looking to buildout a content and development studio for the creation of Next Generation technology development.

Sources of Revenue

TechCru Inc. expects to generate revenue from the licensed patent agreement in the following ways.

●	agreements with gaming publishers and developers who will pay user or subscription fees based on access to the patents and to the existing software code associated with the current patents.

●	revenue sharing agreements with publishers and content creators based upon patent usage, specifically in the areas of advertising and the commercialization of products and services.

●	revenues from publishing and marketing fantasy sports platform across non-traditional sports space, including MMA and geo local team and recreational sports in partnership with AR Sports.

Operating Results

We were only incorporated on July 8, 2022 and have no revenues and have incurred $25,789 in expenses. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through August 31, 2022 was $25,789. Our accumulated deficit at August 31, 2022 was $25,789. We are attempting to raise money from this offering to meet our need for cash. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely.

Liquidity and Capital Resources

As of August 31, 2022 the Company had $31,580 in cash and total liabilities of $19,769. As of August 31, 2022, we have a total expenses since inception of $25,789 related entirely to legal fees associated with this Offering. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. The Company hopes to raise $5,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

Although we believe our product will enjoy market appeal, there is no guarantee that we will be successful in developing and deploying our product in the market. Executing on our business plan will depend highly on the availability of funds and our ability to effectively deploy our product in the marketplace. There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. If so, the Company’s plan of entering the fantasy sports and augmented reality marketplace will be unsuccessful. The Company currently has no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which may likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high-risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of August 31, 2022 we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to focus on deploying fantasy sports and augmented reality products in the marketplace, launching an aggressive digital and non-digital marketing campaign for user acquisition. Notwithstanding the foregoing and as we have disclosed above in this Offering Circular, we had a net loss of $25,789, and no cash flow from operations and accumulated deficit of $25,789 for the period ended August 31, 2022. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

ITEM 10.

DIRECTORS AND MANAGEMENT

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name and Addressess of Executive
Officers and Directors	Age	Position

Robert Gayman	62	Chairman of the Board/CEO
2300 West Sahara Ave
Suite 800
Las Vegas, NV 89102

David Thielen	59	COO / Member of the Board
2300 West Sahara Ave
Suite 800
Las Vegas, NV 89102

Robert Gayman, CEO/Chairman

Robert Gayman is our CEO/Chairman. Mr. Gayman’s business career includes Executive roles in Business Development, Business Strategy, and Technology Innovation. Mr. Gayman has been a leader in the development and formation of both privately held and publicly traded companies for over 35 years. Mr. Gayman’s career has been focused in the technology sector, focusing on high growth technology companies in the fields of interactive gaming, connected mobile devices, and currently Web 3.0. Mr. Gayman’s interactive gaming career includes Executive roles in representing the following interactive gaming companies; Activision/Mediagenic, Sony Computer Entertainment (PlayStation), The 3DO Company, and Tecmo Inc. Mr. Gayman founded and acted as CEO to LifeApps Digital Media, a mobile applications development and publishing company. LifeApps Digital Media developed and published some of the first and top-ranking apps distributed in the Apple iTunes Store. Mr. Gayman served as a Senior Associate to the firm, Fuller Jones and Associates Inc., a leading business management consulting firm specializing in the areas of entertainment technology and digital distribution. Mr. Gayman currently serves as an Advisor to Deixa Rewards Inc., a Web 3.0 rewards and entertainment company. Mr. Gayman holds a bachelor’s degree in General Studies from the University of Iowa. Mr. Gayman is a recipient of Congressional Recognition for his service and contributions for our Nation’s Veterans through his volunteer work with Veterans Research Alliance.

David Thielen, COO/Director

David Thielen is our COO and Director. Mr. Thielen’s business career includes roles in Business Development, Sales and Executive Management and Strategy Management. From 1986-2007, Mr. Thielen was an executive at DeRoyal Industries, a leading global medical manufacturer and for more than eight years was Area Vice President for Sales and for twenty-one years overall in various management roles. DeRoyal Industries serves hospitals, surgery centers and Integrated Healthcare Networks throughout the United States, Europe, and Asia. From 2019 to present, Mr. Thielen has been on the Board of Directors of Resonate Blends, Inc. responsible for providing investment solutions to fund company initiatives, complete timely required SEC filings, provide overall corporate governance standards and to serve as an investor liaison with corporate communication to the overall stock market. During the past five years, Mr. Thielen has served as Vice Chairman – Board of Directors of Aspire Consulting Group which provides IT solutions for business process engineering, health IT and software integration and digital engagement. Mr. Thielen holds a Bachelor of Science degree from Iowa State University.

ITEM 11.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table indicates the annual compensation of each of the two executive officers or directors during the period July 8, 2022 to August 31, 2022:

				Non-Equity
			Option	Incentive Plan
		Salary	Award	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)

Robert Gayman
Chief Executive Officer	7/8/2022	0	0	0	0
	8/31/2022	0	0	0	0

David Thielen
COO/Board Member	7/8/2022	0	0	0	0
	8/31/2022	0	0	0	0

	Fees Earned		Non-Equity	Nonqualified
	or Paid	Stock	Incentive Plan	Deferred	All Other
	in Cash	Awards	Compensation	Earnings	Compensation	Total
Name of Director	($)	($)	($)	($)	($)	($)

2021	-0-	-0-	-0-	-0-	-0-	-0-
2022	-0-	-0-	-0-	-0-	-0-	-0-

ITEM 12.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the information concerning the number of outstanding shares of our Common Stock owned beneficially as of the date of this Offering Circular by (i) all Company executive officers and directors as a group and friends and family (ii) each person who beneficially owns more than 10% of our Common Stock. All shares shown in the table as beneficially owned are owned directly by the named beneficial owner(s). The Company has no other class of voting securities, except as common stock and preferred Series A shown hereunder.

TABLE OF OWNERSHIP OF COMMON STOCK AND PREFERRED SERIES A STOCK

Name and Address of Benefical Owners	Amount of Benefical Ownership	Amount of Acquirable Beneficial Ownership	% of Common Stock	% of Preferred Stock

Robert Gayman	12,500,000	0	42
2300 West Sahara Ave
Suite 800
Las Vegas, NV 21772

David Thielen	12,500,000	0	42
2300 West Sahara Ave
Suite 800
Las Vegas, NV 21772

AR Sports(1)	3,500,000	0	11
74 Plymouth Dr. North
Glen Head, NY 11545

Others(2)	290,000	0	5

Robert Gayman(3)	2,000,000	0		100
2300 West Sahara Ave
Suite 800
Las Vegas, NV 21772

Total	30,790,000	0	100	100

1 AR Sports was issued shares in lieu of cash as consideration for granting the Company 2 years exclusive rights to the patents

2 These are friends and family shareholders who purchased and aggregate of 290,000 shares of common stock at $0.10 per share

3 The Company issued 2,000,000 shares of Series A Preferred Stock at $0.0001 per share [being the par value] to Robert Gayman, CEO.

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of August 31, 2022, there were 2,000,000 shares of Series A Preferred Stock issued to officers.

Changes in Control

There are no present arrangements or pledges of any of our securities, equity, or debt, which may result in a change in our control.

Legal and Disciplinary History of Our Executive Officers and Directors

Our officers and directors do not have any such disclosable matters.

ITEM 13.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS.

The Company has no such disclosable Interest of Management In Certain Transactions.

ITEM 14.

SECURITIES BEING OFFERED

GENERAL

TechCru Inc. a Nevada corporation is conducting a Regulation A Tier 2 offering of 10,000,000 shares of Common Stock at $0.50 per share (the “Shares”). The aggregate amount of gross proceeds we are seeking to raise is $5,000,000. There is no minimum number of shares that must be sold in order to close this offering and thus no escrow account is being utilized. Accordingly, all funds raised in this Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment.

COMMON STOCK

Our Amended Corporation Charter provides for authorized shares of 200,000,000 common stock, $0.0001 par

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock are (i) currently entitled to cast one vote for each share held at all shareholders’ meetings for all purposes; (ii) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (iii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iv) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (vi) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Amended and Restated Articles of Incorporation, Bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

Our Amended Corporation Charter also authorizes us to issue 10,000,000 Preferred Stock at $0.0001 par value. However, we have issued only 2,000,000 Series A Preferred Stock to Robert Gayman out of the 10,000,000 authorized preferred shares. The Series A Preferred Stock ranks senior to our common stock and all other classes and series of equity securities of the Company. The Series A Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now and hereafter outstanding.

Voting Rights of Preferred Stockholders.

Except as provided otherwise herein by law, the shares of Series A Preferred shall be entitled to vote with the shares of the Corporation’s Common Stock at any annual or special meetings of the stockholders of the Corporation. Together, collectively in their entirety, all holders of Series A Preferred Stock shall have voting rights equal to exactly fifty-one (51%) of all voting rights available at the time of any vote, including Series A Preferred Stock. The holders of Series A Preferred Stock , through the ownership of Series A Preferred Stock, have the power to act on behalf of the Corporation, to call a special meeting of the shareholders, to remove and/or replace the Board of Directors or management or any individual members thereof in the event that one or more of the foregoing has done, or failed to do, anything which in his sole judgment, will materially and adversely impact the business of the Corporation in any manner whatsoever, including but not limited to, any violations of state or federal securities laws, or any action which could cause bankruptcy, dissolution, or other termination of the Corporation. In no event will the ombudsman have the right or power to participate in the normal and any usual daily operations of the Corporation.

Liquidation Rights of Preferred Stock.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders shall be entitled to receive out of the assets of the Company whether such asset or capital are surplus, for each of Preferred Stock an amount equal to the Holder’s pro rata share of the assets and funds of the Corporation to be distributed.

Conversion Rights of Preferred Stockholders.

The Series A Preferred shall have no conversion rights.

Dividends Rights of Preferred Stockholders.

No divided shall be declared or paid to the Series A Preferred Stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shares Eligible for Future Sale

As of August 31, 2022, there were 28,790,000 common stock and 2,000,000 shares of Series A Preferred Stock issued to officers and others all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

Rule 701 Inapplicable

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants, or advisors who purchases Shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701 is eligible to resell those Shares, in reliance on Rule 144, ninety (90) days after the Qualification Date, but without compliance with Rule 144’s various conditions, including compliance with specified holding periods. The Company has not adopted any such plan, and no such adoption is expected as of the date of this Offering Circular.

Lock-up and Market Stand-Off Agreements

There are no lock-up or market stand-off agreements currently in effect with respect to the Common Stock.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Limitations on liability of our Directors and Officers

Nevada Revenue Stat § 78.138 (2021) of Nevada General Corporation Law “NGCL” provides certain limitations to our officers and directors liability to shareholders lawsuit. However, regardless of the provisions of the NGCL, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933.

INTERESTS OF NAMED EXPERTS AND COUNSEL

With the exception of Franklin Ogele, Esq., a named expert in this Offering Circular, no expert or counsel named in this offering circular as having prepared or certified any part of this circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with TechCru Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Victor Mokuolu, CPA PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Victor Mokuolu, CPA, PLLC, has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Franklin Ogele, Esq. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC an Offering Circular pursuant to Regulation A, Tier 2 for the securities offered herein. For future information about us and the securities offered under this prospectus, you may refer to this Offering Circular and to the exhibits filed as a part of the Circular. In addition, after the qualification date of this Circular, we will be required to file annual reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements, or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: Shareholders,

TechCru, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of TechCru, Inc. (the Company) for the period July 8, 2022 (inception) through August 31, 2022, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company for the period July 8, 2022 (inception) through August 31, 2022, and the results of its operations and its cash flows for the period, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s ability to continue as a Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is newly established, have not generated revenues sufficient to cover operating costs over an extended period of time and has accumulated deficit for the period July 8, 2022 (inception) through August 31, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

A critical audit matter is any matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Victor Mokuolu, CPA PLLC

PCAOB ID: 6771

We have served as the Company’s auditor since 2022.

Houston, Texas

September 23, 2022

TechCru, Inc.
Balance Sheet
As of August 31, 2022

ASSETS	August 31, 2022
Current Assets:
Cash and Cash Equivalents	31,580.00

TOTAL ASSETS	31,580.00

LIBILITIES AND STOCKHOLDERS' DEFICIT Current Liabilities:
Accounts Payable	4,286.25
Advances from Stockholders	15,482.81

TOTAL LIABILITIES	19,769.06

Stockholders' Deficit:
Preferred Stock, $0.0001 par value. Authorized 10,000,000 2,000, issued and outstanding	200.00
Common Stock, $0.0001 par value. Authorized 200,000,000 shares, 90,000,000 issued and outstanding	0.00
Additional Paid In Capital	32,400.00
Committed Stock	5,000.00
Accumulated Deficit	(25,789.06)
Total Stockholders' Deficit	11,810.94

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	31,580.00

TechCru, Inc.
Statement of Operations
From July 8, 2022 (inception) to August 31, 2022

August 31, 2022
Service revenue
Revenues	0

Cost of Revenue	0

Gross Profit	0

Incorporation Expenses	1,225
Professional fees	22,536
Facilities Expense	226
General & Administrative expenses	1,802
Operating Expenses	25,789

Loss Before Income Taxes	(25,789)

Income Tax Expense	0

Net Loss	(25,789)

Loss per Share- Basic & Diluted	25,789

Weighted Average Shares-
Basic and Diluted	32,000,000

TECHCRU, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM JULY 8, 2022 (INCEPTION) TO AUGUST 31, 2022

	COMMON STOCK		PREFERRED STOCK		ADDITIONAL PAID	ACCUMULATED	TOTAL STOCKHOLERS
	SHARES	AMOUNT	SHARES	AMOUNT	IN CAPITAL	DEFICIT	DEFICIT

Balance as of July 8, 2022 (Inception)	—	—	—	—	—	—	—

Committed Common Stock	0	5,000			—	—	5,000

Issuance of Common Stock	0	0			—	—	—

Issuance of Preferred Stock			2,000,000	200		—	200

Additional Paid In Capital	—	—	—	—	32,400	—	32,400

Net Loss	—	—	—	—	—	(25,789)	(25,789)
Balance as of August 31, 2022	—	5,000	2,000,000	200	32,400	(25,789)	11,811

The accompanying notes are an integral part of these financial statements

TechCru, Inc.
Statement of Cash Flows
From July 8, 2022 (inception) to August 31, 2022

August 31, 2022
Net Loss	(25,789.06)

Adjustments to reconcile net loss to net cash used in operating activities:
Accounts Payable	4,286.25

Net cash used in operating activities	(21,502.81)

CASH FLOWS FROM INVESTING ACTIVITIES	0.00

CASH FLOWS FROM FINANCING ACTIVITIES
Related Party advances	15,482.81
Proceeds from shareholders	37,600.00
Net Cash Provided by Financing Activities	53,082.81

Cash and cash equivalents, beginning of period	0.00

Cash and cash equivalents, end of period	31,580.00

SUPPLEMENTAL DISCLOSURES:
Interest Paid	0.00
Taxes Paid	0.00

The accompanying notes are an integral part of these financial statements

TECHCRU INC.

Notes to the Financial Statements

For the period July 8, 2022 (Inception) to August 31, 2022

Note 1 – Organization and Description of Business

TechCru Inc. (“the Company”) was incorporated in the State of Nevada on July 8, 2022.

The Company is a technology-based company that is adapting current and cutting-edge technology in next generation hardware and software technologies and applying them in real-world applications and products in the emerging Web3, Blockchain, Artificial Intelligence, and specifically in the Augmented Reality and Virtual Reality technologies of the Metaverse and Gaming marketplace including, mobile, computer, esports and video game consoles. Gaming has evolved into the convergence space of many of the next generation technologies that will enhance both the entertainment enjoyment and the future ways that commerce will be conducted in the future. We intend to participate in next generation technology growth by development, acquisition, curation, securing patents, and licensing key technologies in creating its next generation of gaming entertainment combined with new immersive commercialization methods of selling goods and services.

The Company has elected August 31 as its year end.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (i) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

●	Level 1 inputs are quoted (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

●	Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for asset or liability, either directly or indirectly.

●	Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2022. The respective carrying value of certain on- balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities, and advances from related parties.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash balances with a high-credit-quality financial institution.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Tax benefits related to uncertain tax positions are recognized when it is more likely than not that a tax position will be sustained during an audit. Interest and penalties, if any, related to unrecognized tax benefits are included within the provision for income tax.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance provided in ASC Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. The Company has no revenues to date.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and employees in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non- Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company has not issued any stock for compensation or services to date.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of August 31, 2022.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (a) is no longer an emerging growth company or (b) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recent Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. The Company is newly established, has sustained operating losses since its inception and has yet to establish any sources of revenue sufficient to sustain its current operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans are to raise funds in equity financing to fund operating expenses. However, there can be no assurance that management will be successful in executing its plan.

NOTE 4 – INCOME TAXES

The company operates in the United States; accordingly, federal and state income taxes have been provided based upon the tax laws and rates of the United States deferred taxes are determined based on the temporary differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse.

The Company is subject to United States income taxes at a rate of 21%. The reconciliation of the provision for income taxes at the United States statutory rate compared to the Company’s income tax expense as reported is as follows:

For the period from July 8, 2022 inception) to August 31, 2022

Income tax expense (benefit) at statutory tax rate	$(5,416)
Change in valuation allowance	5,416
Income tax expense (benefit)	$—

The following tables set forth the components of deferred income taxes as of August 31, 2022:

Deferred tax assets:
Net operating loss carryforwards	$5,516
Less: valuation allowance	$(5,416)
Total deferred tax asset	—

As of August 31, 2022, the Company had federal, state, and local net operating loss carryforwards of $25,789 that are available to offset future liabilities for income taxes. The Company has generally established a valuation allowance against these carryforwards based on an assessment that it is more likely than not that these benefits will not be realized in future years.

The Company is currently not subject to examination in federal, state, and local jurisdictions in which the Company conducts its operations and files tax returns.

The Company has made its assessment of the level of tax authority for each tax position (including the potential application of interest and penalties) based on the technical merits and determined that no unrecognized tax benefits associated with the tax positions exist.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company has received advances of $15,483 from shareholders to pay operating expenses. These advances are non-interest bearing and payable upon demand.

NOTE 6 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 2,000,000 of preferred stock with a par value of $0.0001. At August 31, 2022, there were 2,000,000 preferred issued to Robert Gayman.

Common Stock

The Company has authorized 200,000,000 of common stock with a par value of $0.0001. At August 31, 2022, there were 28,790,000 shares of common stock issued and outstanding.

During the period July 8, 2022 (inception) to August 31, 2022, the Company raised capital from founders, friends, and family and issued 2,000,000 preferred stock to founders of the Company for an aggregate sum of $32,600. Common stock equivalent to $5,000 was committed, but not issued for professional services to be provided.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to August 31, 2022 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

PART III

INDEX OF EXHIBITS

EXHIBIT NO	DESCRIPTION

2.1	Original and Certificate of Incorporation
2.2	Bylaws of the Corporation
3.1	Stockholders Agreement
10.1	Patent Licensing Agreement with AR Sports
10.2	Form of Subscription Agreement
11.1	Consent of PCOAB Firm of Victor Mokuolu, CPA PLLC
12.1	Legal Opinion of Franklin Ogele, P.A.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on this August 31, 2022

TechCru Inc.

By:	/s/ Robert Gayman
Name:	Robert Gayman
Title:	Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Offering Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ David Thielen	COO and	September 30, 2022
David Thielen	(Director/ Principal Executive Officer)